Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Deborah A. Smeltzer, hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Dynavax Technologies Corporation (the “Company”), that, to the best of my knowledge:

(iii) The Annual Report of the Company on Form 10-K for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(iv) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer
Vice President, Operations and
Chief Financial Officer
(Principal Financial Officer)

Date: March 16, 2007